                                                                               .
                                                                               .
                                                                               .
                                                                       EXHIBIT 5

                                                   BASS, BERRY & SIMS PLC
                                          A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                      ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                                                            DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                         REPLY TO:                                   AMSOUTH CENTER
      KNOXVILLE, TN 37902                              AMSOUTH CENTER                       315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                       315 DEADERICK STREET, SUITE 2700                  NASHVILLE, TN 37238-3001
                                                  NASHVILLE, TN 37238-3001                           (615) 742-6200
         MEMPHIS OFFICE                                (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                                      MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                       WWW.BASSBERRY.COM                            29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                                     NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                              (615) 255-6161



                                February 9, 2005

Coventry Health Care, Inc.
6705 Rockledge Drive, Suite 900
Bethesda, Maryland 20817

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Healthcare Compare Corp. 1985 Stock Option Plan, Healthcare Compare Corp. 1995 Stock Option Plan, First Health Group Corp. 1998 Stock Option Plan, First Health Group Corp. 2000 Stock Option Plan and the First Health Group Corp. 2001 Stock Option Plan (the "Plans") filed by you with the Securities and Exchange Commission covering an aggregate of 133,391 shares (the "Shares") of common stock, par value $.01 per share, issuable pursuant to the Plans.

         In so acting we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,



                                            /s/ Bass, Berry & Sims PLC